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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-95630, No. 333-04192, and No. 333-04190 of MiniMed Inc. on Form S-8 of our
report dated January 17, 1998, appearing in this Annual Report on Form 10-K of MiniMed Inc. for the year ended January 2, 1998.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of MiniMed Inc., listed in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
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Los Angeles, California
March 26, 1998